Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of our reports effective December 31, 2006; December 31, 2007; and December 31, 2008 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission on or about August 3, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. Scott Rees
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

August 3, 2009